RenaissanceRe Reports $161.4 Million of Net Loss Attributable to Common Shareholders and $512.6 Million of Operating Income Available to Common Shareholders in Q3 2026.
•Annualized return on average common equity of (6.0)% and annualized operating return on average common equity of 18.9%.
•Mark-to-market losses of $879.8 million, primarily driven by $899.6 million of losses from fixed maturity-related investments.
•Combined ratio of 79.7% with strong current and prior year performance.
•Casualty and Specialty combined ratio of 110.6% and adjusted combined ratio of 109.5%, which included a 10.5 percentage point impact from the 2026 Large Loss Events, primarily due to the Middle East War and the Ras Laffan Explosion.
•Fee income of $81.7 million, with strong contributions from management and performance fees.
•Net investment income of $440.9 million. Weighted average yield to maturity of 5.8%, up 1.0 percentage point from December 31, 2025.
•Repurchased $310.1 million of common shares in Q3 2026; repurchased an additional $143.8 million of common shares from October 1, 2026 to October 23, 2026.

Pembroke, Bermuda, October 27, 2026 - RenaissanceRe Holdings Ltd. (NYSE: RNR) (“RenaissanceRe” or the “Company”) today announced its financial results for the third quarter of 2026.

Net Loss Attributable to Common Shareholders per Diluted Common Share: $(4.02) Operating Income Available to Common Shareholders per Diluted Common Share: $12.71
Underwriting Income $426.1M	Fee Income $81.7M	Net Investment Income $440.9M
Change in Book Value per Common Share: (1.9)% Change in Tangible Book Value per Common Share Plus Change in Accum. Dividends: (1.9)%
Operating Return on Average Common Equity, Operating Income (Loss) Available (Attributable) to Common Shareholders, Operating Income (Loss) Available (Attributable) to Common Shareholders per Diluted Common Share, Change in Tangible Book Value per Common Share Plus Change in Accumulated Dividends and Adjusted Combined Ratio are non-GAAP financial measures; see “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.

Kevin J. O’Donnell, President and Chief Executive Officer, said, “We delivered another strong quarter, generating an 18.9% annualized operating return on average common equity and a 79.7% combined ratio, with solid contributions from each of our Three Drivers of Profit: Underwriting, Fee and Net Investment Income.
Our strong capital and liquidity position gives us the flexibility to pursue underwriting opportunities while returning capital to shareholders. We repurchased $310.1 million of shares in the third quarter and a further $143.8 million through October 23, 2026, reflecting our commitment to strong capital management.
As we look forward to 2027, we have the underwriting expertise to serve our customers and construct an attractive portfolio, our industry-leading fee business supports durable fee income, and significantly higher new money yields will compound net investment income over time. Taken together, these Three Drivers of Profit provide a diversified earnings stream, and position us to deliver attractive returns to our shareholders through the cycle.”

Consolidated Financial Results

Consolidated Highlights
	Three months ended September 30,
(in thousands, except per share amounts and percentages)	2026	2025
Gross premiums written	$2,104,008	$2,323,626
Net premiums written	1,665,477	2,057,802
Net premiums earned	2,101,076	2,433,805
Underwriting income (loss)	426,091	770,189
Combined ratio	79.7%	68.4%
Adjusted combined ratio (1)	78.6%	66.6%

Net Income (Loss)
Available (attributable) to common shareholders	(161,384)	907,667
Available (attributable) to common shareholders per diluted common share	$(4.02)	$19.40
Return on average common equity - annualized	(6.0)%	34.9%

Operating Income (Loss) (1)
Available (attributable) to common shareholders (1)	512,559	733,717
Available (attributable) to common shareholders per diluted common share (1)	$12.71	$15.62
Operating return on average common equity - annualized (1)	18.9%	28.2%

	September 30,
	2026	2025
Book Value per Common Share
Book value per common share	$259.61	$231.23
Quarterly change in book value per common share (2)	(1.9)%	9.0%
Quarterly change in book value per common share plus change in accumulated dividends (2)	(1.8)%	9.2%

Tangible Book Value per Common Share (1)
Tangible book value per common share (1)	$242.51	$214.57
Tangible book value per common share plus accumulated dividends (1)	$273.42	$243.85
Quarterly change in tangible book value per common share plus change in accumulated dividends (1) (2)	(1.9)%	10.3%
(1)See “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.
(2)Represents the percentage change during the three months ended September 30, 2026, and September 30, 2025, respectively.

Three Drivers of Profit: Underwriting, Fee and Investment Income
Underwriting Results - Property Segment: Strong combined ratio of 32.4%

Property Segment
	Three months ended September 30,		Q/Q Change
(in thousands, except percentages)	2026	2025
Gross premiums written	$628,750	$733,274	(14.3)%
Net premiums written	580,989	694,125	(16.3)%
Net premiums earned	829,762	936,933	(11.4)%
Underwriting income (loss)	560,623	791,511

Underwriting Ratios
Net claims and claim expense ratio - current accident year	36.1%	26.7%	9.4	pts
Net claims and claim expense ratio - prior accident years	(32.0)%	(40.9)%	8.9	pts
Net claims and claim expense ratio - calendar year	4.1%	(14.2)%	18.3	pts
Underwriting expense ratio	28.3%	29.7%	(1.4)	pts
Combined ratio	32.4%	15.5%	16.9	pts
Adjusted combined ratio (1)	31.3%	14.2%	17.1	pts
(1)See “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.
•Gross premiums written decreased by $104.5 million, or 14.3%, driven by rate reductions across both the catastrophe and other property classes. The third quarter generally is not a significant renewal period for the Company.
•Net claims and claim expense ratio - current accident year increased by 9.4 percentage points compared to Q3 2025, primarily driven by the 2026 Large Loss Events, which added 7.2 percentage points to the current accident year ratio.
•Net claims and claim expense ratio - prior accident years reflected net favorable development of 32.0%, driven by:
–net favorable development of $178.2 million in the catastrophe class, primarily from the large loss events in 2021, 2022 and 2024; and
–net favorable development of $86.9 million in the other property class, primarily due to favorable attritional loss experience.
•Underwriting expense ratio improved by 1.4 percentage points, as a result of the acquisition expense ratio benefiting from a higher contribution from performance fees, and operating expenses benefiting from the Bermuda tax credits.
•Combined ratio and adjusted combined ratio increased from Q3 2025 due to the higher current accident year net losses and lower net favorable development from prior accident years.

Underwriting Results - Casualty and Specialty Segment: Combined ratio of 110.6%, including a 10.5 percentage point impact from the 2026 Large Loss Events

Casualty and Specialty Segment
	Three months ended September 30,		Q/Q Change
(in thousands, except percentages)	2026	2025
Gross premiums written	$1,475,258	$1,590,352	(7.2)%
Net premiums written	1,084,488	1,363,677	(20.5)%
Net premiums earned	1,271,314	1,496,872	(15.1)%
Underwriting income (loss)	(134,532)	(21,322)

Underwriting Ratios
Net claims and claim expense ratio - current accident year	78.2%	67.4%	10.8	pts
Net claims and claim expense ratio - prior accident years	(0.2)%	0.2%	(0.4)	pts
Net claims and claim expense ratio - calendar year	78.0%	67.6%	10.4	pts
Underwriting expense ratio	32.6%	33.8%	(1.2)	pts
Combined ratio	110.6%	101.4%	9.2	pts
Adjusted combined ratio (1)	109.5%	99.3%	10.2	pts
(1)See “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.
•Gross premiums written decreased by $115.1 million, or 7.2%, principally due to exposure reductions across the general casualty and professional liability classes.
•Net premiums written decreased by $279.2 million, or 20.5%, consistent with the drivers for gross premiums written discussed above, in addition to an increase in the Company’s retrocessional purchases.
•Net claims and claim expense ratio - current accident year increased by 10.8 percentage points compared to Q3 2025, driven by the impact of the 2026 Large Loss Events, which added 10.7 percentage points to the current accident year ratio.
•Net claims and claim expense ratio - prior accident years reflected net favorable development of 0.2 percentage points, and included an adverse impact of 0.4 percentage points related to purchase accounting adjustments.
•Underwriting expense ratio improved by 1.2 percentage points, mainly driven by a 0.9 percentage point improvement in the acquisition expense ratio due to a decrease in purchase accounting adjustments.
•Combined ratio and adjusted combined ratio each increased primarily due to the impact of the 2026 Large Loss Events, which added 10.5 percentage points to each.

Fee Income: $81.7 million of fee income, with strong contributions from both management and performance fees

Fee Income
	Three months ended September 30,		Q/Q Change
(in thousands)	2026	2025
Management fee income	$48,405	$53,014	$(4,609)
Performance fee income (loss) (1)	33,336	48,796	(15,460)
Total fee income	$81,741	$101,810	$(20,069)
(1)Performance fees are based on the performance of the individual vehicles or products and may be zero or negative in a particular period. For example, large losses could potentially result in no performance fees or the reversal of previously accrued performance fees.
•Management fee income decreased as a result of lower management fees in DaVinci and Fontana, primarily due to lower net premiums earned, combined with the recapture of previously deferred management fees in Q3 2025 which did not repeat in Q3 2026.
•Performance fee income decreased primarily driven by higher current accident year net losses in DaVinci and lower net favorable development from prior accident years within DaVinci and Upsilon.
•Total fee income of $81.7 million in Q3 2026 included $56.6 million of fee income recorded in net income (loss) attributable to redeemable noncontrolling interests, which is not included in the Company’s underwriting income (loss).
Investment Results: Net investment income of $440.9 million; net realized and unrealized losses of $879.8 million driven by fixed maturity-related investments

Investment Results
	Three months ended September 30,		Q/Q Change
(in thousands, except percentages)	2026	2025
Net investment income	$440,853	$438,354	$2,499
Equity in earnings (losses) of other ventures	28,539	12,551	15,988
Net realized and unrealized gains (losses) on investments	(879,843)	311,890	(1,191,733)
Total investment result	$(410,451)	$762,795	$(1,173,246)
Net investment income return - annualized	5.0%	5.2%	(0.2)	pts
Total investment return - annualized	(4.4)%	9.0%	(13.4)	pts
•Net investment income remained consistently strong, with increased income from higher average invested assets and portfolio reallocation into higher yielding investments.
•Net realized and unrealized losses on investments in Q3 2026 were driven by $899.6 million of net losses on fixed maturity-related investments, primarily due to increases in market yields during the quarter.
•Total investments were $36.2 billion at September 30, 2026 (December 31, 2025 - $36.1 billion). The weighted average yield to maturity and duration on the Company’s investment portfolio (excluding investments that have no final maturity, yield to maturity or duration) was 5.8% and 3.5 years, respectively (December 31, 2025 - 4.8% and 2.6 years, respectively).

Other Items of Note
•Net income attributable to redeemable noncontrolling interests of $150.7 million was primarily driven by:
–strong underwriting income in DaVinci and Vermeer, partly offset by an underwriting loss in Fontana; and
–$125.5 million of net investment income in the investment portfolios of the Company’s joint ventures and managed funds; partially offset by
–$117.0 million of net realized and unrealized losses in the investment portfolios of the Company’s joint ventures; and
–$56.6 million of management and performance fee income.
•Raised third-party capital of $152.6 million, primarily through Lighthouse Cat Bond Fund ($150.0 million), which is a separately managed account of Upsilon focused on investing in catastrophe bonds.
•Returned third-party capital of $249.3 million, including:
–$171.2 million from Upsilon Diversified as a result of the release of collateral on contracts associated with prior underwriting years; and
–$61.6 million of excess capital to investors in Fontana driven by retained earnings.
•Income tax benefit of $30.2 million in Q3 2026, compared to an expense of $148.9 million in Q3 2025. The income tax benefit was primarily driven by mark-to-market losses, partially offset by operating income in our wholly-owned entities.
•Operational and corporate expenses decreased compared to Q3 2025, primarily driven by Bermuda tax credits, partially offset by an increase in compensation expenses.
•Share repurchases of 958.7 thousand common shares at an aggregate cost of $310.1 million and an average price of $323.46 per common share. Repurchased an additional $143.8 million from October 1, 2026, through October 23, 2026.

Net Negative Impact
Net negative impact on underwriting result includes the sum of (1) net claims and claim expenses incurred, (2) assumed and ceded reinstatement premiums earned and (3) earned and lost profit commissions. Net negative impact on net income (loss) available (attributable) to RenaissanceRe common shareholders is the sum of (1) net negative impact on underwriting result, (2) redeemable noncontrolling interest and (3) income tax benefit (expense).
The Company’s estimates of net negative impact are based on a review of the Company’s potential exposures, preliminary discussions with certain counterparties and actuarial modeling techniques. The Company’s actual net negative impact, both individually and in the aggregate, may vary from these estimates, perhaps materially. Changes in these estimates will be recorded in the period in which they occur.
Meaningful uncertainty remains regarding the estimates and the nature and extent of the losses from these catastrophe events, driven by the magnitude and recent nature of the events, the geographic areas impacted by the events, relatively limited claims data received to date, the contingent nature of business interruption and other exposures, potential uncertainties relating to reinsurance recoveries and other factors inherent in loss estimation, among other things.
Net negative impact on the consolidated and segment underwriting results and combined ratios

Three months ended September 30, 2026	Middle East War (1)	Ras Laffan Explosion (2)	Colombian Earthquake (3)	2026 Large Loss Events (4)
(in thousands, except percentages)
Net negative impact on Property segment underwriting result	$—	$(5,852)	$(52,329)	$(58,181)
Net negative impact on Casualty and Specialty segment underwriting result	(69,671)	(59,367)	(4,230)	(133,268)
Net negative impact on underwriting result	$(69,671)	$(65,219)	$(56,559)	$(191,449)

Percentage point impact on Property segment combined ratio	—	0.9	6.3	7.2
Percentage point impact on Casualty and Specialty segment combined ratio	5.5	4.7	0.3	10.5
Percentage point impact on consolidated combined ratio	3.4	3.2	2.7	9.3

Net negative impact on the consolidated financial statements

Three months ended September 30, 2026	Middle East War (1)	Ras Laffan Explosion (2)	Colombian Earthquake (3)	2026 Large Loss Events (4)
(in thousands)
Net claims and claim expenses incurred	$(78,983)	$(68,069)	$(56,166)	$(203,218)
Assumed reinstatement premiums earned	13,306	13,420	399	27,125
Ceded reinstatement premiums earned	(3,994)	(10,357)	(12)	(14,363)
Earned (lost) profit commissions	—	(213)	(780)	(993)
Net negative impact on underwriting result	(69,671)	(65,219)	(56,559)	(191,449)
Redeemable noncontrolling interest	19,283	17,098	16,613	52,994
Income tax benefit (expense)	11,299	9,880	5,820	26,999
Net negative impact on net income (loss) available (attributable) to RenaissanceRe common shareholders	$(39,089)	$(38,241)	$(34,126)	$(111,456)

(1)The “Middle East War” refers to losses related to the conflict in the Middle East, including losses related to energy facilities. Estimates of losses related to the Middle East War have evolved, and may continue to evolve, as additional information becomes available.
(2)The “Ras Laffan Explosion” refers to an explosion from an operational accident at a liquefied natural gas facility that occurred in June 2026 in Ras Laffan Industrial City in Qatar.
(3)The “Colombian Earthquake” refers to the earthquake that occurred in August 2026 in Choco, Colombia.
(4)“2026 Large Loss Events” includes the Middle East War, the Ras Laffan Explosion and the Colombian Earthquake.

Conference Call Details and Additional Information
Non-GAAP Financial Measures and Additional Financial Information
This Press Release includes certain financial measures that are not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”) including “operating income (loss) available (attributable) to RenaissanceRe common shareholders,” “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted,” “operating return on average common equity - annualized,” “tangible book value per common share,” “tangible book value per common share plus accumulated dividends,” and “adjusted combined ratio.” A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investors - Reports & Filings” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.
Conference Call Information
RenaissanceRe will host a conference call on Wednesday, October 28, 2026, at 11:00 a.m. ET to discuss this release. A live webcast of the conference call will be available through the Investors section of RenaissanceRe’s website at investor.renre.com. A replay will be available after the call at the same location.
About RenaissanceRe
RenaissanceRe is a global provider of reinsurance and insurance that specializes in matching desirable risk with efficient capital. The Company provides property, casualty and specialty reinsurance and certain insurance solutions to customers, principally through intermediaries. Established in 1993, and headquartered in Bermuda, RenaissanceRe has offices across North America, Europe, and the Asia-Pacific region.
Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this Press Release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company may also make forward-looking statements with respect to its business and industry, such as those relating to its strategy and management objectives, plans and expectations regarding its response and ability to adapt to changing economic conditions, market standing and product volumes, estimates of net negative impact and insured losses from loss events, competition in the industry and government initiatives and regulatory matters affecting the (re)insurance industries. The inclusion of forward-looking statements in this report should not be considered as a representation by the Company that its current objectives or plans will be achieved. Numerous factors could cause the Company’s actual results to differ materially from those addressed by the forward-looking statements, including the following: the Company’s exposure to natural and non-natural catastrophic events and circumstances and the variance they may cause in the Company’s financial results; the effect of climate change on the Company’s business, including the trend towards increasingly frequent and severe climate events; the effectiveness of the Company’s claims and claim expense reserving process; the effect of emerging claims and coverage issues; the performance of the Company’s investment portfolio and financial market volatility; the effects of inflation; the Company’s exposure to ceding companies and delegated authority counterparties and the risks they underwrite; the Company’s ability to maintain its financial strength ratings; the Company’s reliance on a small number of brokers; the highly competitive nature of the Company’s industry; the historically cyclical nature of the (re)insurance industries; collection on claimed retrocessional coverage and new retrocessional reinsurance being available; the Company’s ability to attract and retain key executives and employees; the Company’s ability to successfully implement its business strategies and initiatives; the Company’s exposure to credit loss from counterparties; the Company’s need to make many estimates and judgments in the preparation of its financial statements; the Company’s exposure to risks associated with its management of capital on behalf of investors; changes to the accounting rules and regulatory systems applicable to the Company’s business, including changes in Bermuda and U.S. laws or regulations; the effect of current or future macroeconomic or geopolitical events or trends, including the ongoing conflicts globally; other political, regulatory or industry initiatives adversely impacting the Company; the impact of cybersecurity risks, including technology breaches or failure; the Company’s ability to comply with covenants in its debt agreements; the effect of adverse economic factors, including changes in the prevailing interest rates; the effects of new or possible future tax actions or reform legislation and regulations in the jurisdictions in which the Company operates; the Company’s ability to determine any impairments taken on its investments; the Company’s ability to raise capital on acceptable terms; the Company’s ability to comply with applicable sanctions and foreign corrupt practices laws; the Company’s dependence on capital distributions from its operating subsidiaries; and other factors affecting future results disclosed in RenaissanceRe’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

INVESTOR CONTACT: RenaissanceRe Holdings Ltd. Keith McCue Senior Vice President, Finance & Investor Relations (441) 239-4830	MEDIA CONTACT: RenaissanceRe Holdings Ltd. Hayden Kenny Senior Vice President, Investor Relations & Communications (441) 239-4946 or Kekst CNC Nicholas Capuano (917) 842-7859

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations and Financial Data
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended		Nine months ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Revenues
Gross premiums written	$2,104,008	$2,323,626	$8,577,305	$9,900,309
Net premiums written	$1,665,477	$2,057,802	$6,620,733	$8,271,601
Decrease (increase) in unearned premiums	435,599	376,003	(136,522)	(704,861)
Net premiums earned	2,101,076	2,433,805	6,484,211	7,566,740
Net investment income	440,853	438,354	1,293,844	1,256,815
Net foreign exchange gains (losses)	831	877	(15,533)	2,209
Equity in earnings (losses) of other ventures	28,539	12,551	66,853	50,712
Other income (loss)	14	705	5,740	4,243
Net realized and unrealized gains (losses) on investments	(879,843)	311,890	(1,180,128)	994,550
Total revenues	1,691,470	3,198,182	6,654,987	9,875,269
Expenses
Net claims and claim expenses incurred	1,026,492	878,820	2,952,841	4,664,701
Acquisition expenses	542,893	659,723	1,628,022	1,949,763
Operational expenses	105,600	125,073	289,382	350,996
Corporate expenses	16,685	23,414	54,826	70,005
Interest expense	31,794	30,582	95,358	89,461
Total expenses	1,723,464	1,717,612	5,020,429	7,124,926
Income (loss) before taxes	(31,994)	1,480,570	1,634,558	2,750,343
Income tax benefit (expense)	30,153	(148,860)	(142,231)	(280,204)
Net income (loss)	(1,841)	1,331,710	1,492,327	2,470,139
Net (income) loss attributable to redeemable noncontrolling interests	(150,700)	(415,200)	(688,411)	(548,287)
Net income (loss) attributable to RenaissanceRe	(152,541)	916,510	803,916	1,921,852
Dividends on preference shares	(8,843)	(8,843)	(26,531)	(26,531)
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$(161,384)	$907,667	$777,385	$1,895,321

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share – basic	$(4.02)	$19.47	$18.47	$39.60
Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share – diluted	$(4.02)	$19.40	$18.39	$39.46
Operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted (1)	$12.71	$15.62	$39.41	$25.99

Average shares outstanding - basic	40,284	45,845	41,366	47,106
Average shares outstanding - diluted	40,284	46,005	41,547	47,268

Net claims and claim expense ratio	48.9%	36.1%	45.5%	61.6%
Underwriting expense ratio	30.8%	32.3%	29.6%	30.5%
Combined ratio	79.7%	68.4%	75.1%	92.1%

Return on average common equity - annualized	(6.0)%	34.9%	9.6%	25.1%
Operating return on average common equity - annualized (1)	18.9%	28.2%	20.3%	16.7%
(1)See Comments on Non-GAAP Financial Measures for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	September 30, 2026	December 31, 2025
Assets	(Unaudited)	(Audited)
Fixed maturity investments trading, at fair value	$25,203,247	$24,884,323
Short term investments, at fair value	4,009,923	4,759,811
Equity investments, at fair value	1,767,229	1,732,990
Other investments, at fair value	5,047,962	4,574,214
Investments in other ventures, under equity method	162,677	121,871
Total investments	36,191,038	36,073,209
Cash and cash equivalents	1,098,282	1,731,181
Premiums receivable	7,534,224	7,252,454
Prepaid reinsurance premiums	1,446,607	993,781
Reinsurance recoverable	3,828,262	3,899,913
Accrued investment income	242,834	233,688
Deferred acquisition costs and value of business acquired	1,687,757	1,538,540
Deferred tax asset	728,227	701,927
Receivable for investments sold	1,034,240	414,523
Other assets	452,618	328,087
Goodwill and other intangible assets	587,107	633,087
Total assets	$54,831,196	$53,800,390
Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$22,294,195	$22,302,345
Unearned premiums	6,619,452	6,028,174
Debt	2,331,768	2,329,201
Reinsurance balances payable	2,730,064	2,540,518
Payable for investments purchased	1,406,784	533,101
Other liabilities	662,632	856,302
Total liabilities	36,044,895	34,589,641
Redeemable noncontrolling interests	7,433,760	7,602,092
Shareholders’ Equity
Preference shares	750,000	750,000
Common shares	40,841	43,962
Additional paid-in capital	—	—
Accumulated other comprehensive income (loss)	(13,349)	(12,626)
Retained earnings	10,575,049	10,827,321
Total shareholders’ equity attributable to RenaissanceRe	11,352,541	11,608,657
Total liabilities, noncontrolling interests and shareholders’ equity	$54,831,196	$53,800,390

Book value per common share	$259.61	$247.00

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended September 30, 2026			Three months ended September 30, 2025
	Total Underwriting Portfolio	Reportable Segments		Total Underwriting Portfolio	Reportable Segments
		Property	Casualty and Specialty		Property	Casualty and Specialty
Gross premiums written	$2,104,008	$628,750	$1,475,258	$2,323,626	$733,274	$1,590,352
Net premiums written	$1,665,477	$580,989	$1,084,488	$2,057,802	$694,125	$1,363,677
Net premiums earned	$2,101,076	$829,762	$1,271,314	$2,433,805	$936,933	$1,496,872
Net claims and claim expenses incurred	1,026,492	34,268	992,224	878,820	(133,504)	1,012,324
Acquisition expenses	542,893	158,814	384,079	659,723	192,347	467,376
Operational expenses	105,600	76,057	29,543	125,073	86,579	38,494
Underwriting income (loss)	$426,091	$560,623	$(134,532)	$770,189	$791,511	$(21,322)

Net claims and claim expenses incurred – current accident year	$1,293,637	$299,300	$994,337	$1,258,871	$250,169	$1,008,702
Net claims and claim expenses incurred – prior accident years	(267,145)	(265,032)	(2,113)	(380,051)	(383,673)	3,622
Net claims and claim expenses incurred – total	$1,026,492	$34,268	$992,224	$878,820	$(133,504)	$1,012,324

Net claims and claim expense ratio – current accident year	61.6%	36.1%	78.2%	51.7%	26.7%	67.4%
Net claims and claim expense ratio – prior accident years	(12.7)%	(32.0)%	(0.2)%	(15.6)%	(40.9)%	0.2%
Net claims and claim expense ratio – calendar year	48.9%	4.1%	78.0%	36.1%	(14.2)%	67.6%
Underwriting expense ratio	30.8%	28.3%	32.6%	32.3%	29.7%	33.8%
Combined ratio	79.7%	32.4%	110.6%	68.4%	15.5%	101.4%

Underwriting Income (Loss) and Consolidated Results	Total			Total
Underwriting income (loss)	$426,091			$770,189
Net investment income	440,853			438,354
Net foreign exchange gains (losses)	831			877
Equity in earnings (losses) of other ventures	28,539			12,551
Other income (loss)	14			705
Net realized and unrealized gains (losses) on investments	(879,843)			311,890
Corporate expenses	(16,685)			(23,414)
Interest expense	(31,794)			(30,582)
Income (loss) before taxes	(31,994)			1,480,570
Income tax benefit (expense)	30,153			(148,860)
Net (income) loss attributable to redeemable noncontrolling interests	(150,700)			(415,200)
Dividends on preference shares	(8,843)			(8,843)
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$(161,384)			$907,667

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Nine months ended September 30, 2026			Nine months ended September 30, 2025
	Total Underwriting Portfolio	Reportable Segments		Total Underwriting Portfolio	Reportable Segments
		Property	Casualty and Specialty		Property	Casualty and Specialty
Gross premiums written	$8,577,305	$3,887,855	$4,689,450	$9,900,309	$4,596,042	$5,304,267
Net premiums written	$6,620,733	$3,039,606	$3,581,127	$8,271,601	$3,710,676	$4,560,925
Net premiums earned	$6,484,211	$2,612,111	$3,872,100	$7,566,740	$3,052,893	$4,513,847
Net claims and claim expenses incurred	2,952,841	111,297	2,841,544	4,664,701	1,481,823	3,182,878
Acquisition expenses	1,628,022	491,281	1,136,741	1,949,763	534,192	1,415,571
Operational expenses	289,382	212,372	77,010	350,996	222,414	128,582
Underwriting income (loss)	$1,613,966	$1,797,161	$(183,195)	$601,280	$814,464	$(213,184)

Net claims and claim expenses incurred – current accident year	$3,581,426	$794,542	$2,786,884	$5,510,336	$2,319,130	$3,191,206
Net claims and claim expenses incurred – prior accident years	(628,585)	(683,245)	54,660	(845,635)	(837,307)	(8,328)
Net claims and claim expenses incurred – total	$2,952,841	$111,297	$2,841,544	$4,664,701	$1,481,823	$3,182,878

Net claims and claim expense ratio – current accident year	55.2%	30.4%	72.0%	72.8%	76.0%	70.7%
Net claims and claim expense ratio – prior accident years	(9.7)%	(26.1)%	1.4%	(11.2)%	(27.5)%	(0.2)%
Net claims and claim expense ratio – calendar year	45.5%	4.3%	73.4%	61.6%	48.5%	70.5%
Underwriting expense ratio	29.6%	26.9%	31.3%	30.5%	24.8%	34.2%
Combined ratio	75.1%	31.2%	104.7%	92.1%	73.3%	104.7%

Underwriting Income (Loss) and Consolidated Results	Total			Total
Underwriting income (loss)	$1,613,966			$601,280
Net investment income	1,293,844			1,256,815
Net foreign exchange gains (losses)	(15,533)			2,209
Equity in earnings (losses) of other ventures	66,853			50,712
Other income (loss)	5,740			4,243
Net realized and unrealized gains (losses) on investments	(1,180,128)			994,550
Corporate expenses	(54,826)			(70,005)
Interest expense	(95,358)			(89,461)
Income (loss) before taxes	1,634,558			2,750,343
Income tax benefit (expense)	(142,231)			(280,204)
Net (income) loss attributable to redeemable noncontrolling interests	(688,411)			(548,287)
Dividends on preference shares	(26,531)			(26,531)
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$777,385			$1,895,321

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Nine months ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Property Segment
Catastrophe	$231,076	$288,406	$2,658,113	$3,317,728
Other property	397,674	444,868	1,229,742	1,278,314
Property segment gross premiums written	$628,750	$733,274	$3,887,855	$4,596,042

Casualty and Specialty Segment
General casualty (1)	$388,825	$483,888	$1,313,760	$1,677,415
Professional liability (2)	260,369	294,918	820,170	798,259
Credit (3)	266,924	253,713	842,636	922,006
Other specialty (4)	559,140	557,833	1,712,884	1,906,587
Casualty and Specialty segment gross premiums written	$1,475,258	$1,590,352	$4,689,450	$5,304,267
(1)Includes automobile liability, casualty clash, employers’ liability, umbrella or excess casualty, workers’ compensation and general liability.
(2)Includes directors and officers, medical malpractice, professional indemnity and transactional liability.
(3)Includes financial guaranty, mortgage guaranty, political risk, surety and trade credit.
(4)Includes accident and health, agriculture, aviation, construction, cyber, energy, marine, satellite and terrorism. Lines of business such as regional multi-line and whole account may have characteristics of various other lines of business, and are allocated accordingly.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended		Nine months ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net investment income
Fixed maturity investments trading	$307,844	$287,139	$899,560	$854,035
Short term investments	30,851	51,855	98,114	141,299
Equity investments
Fixed income exchange traded funds	27,031	15,876	74,842	23,588
Common stock (1)	681	610	2,034	1,951
Other investments
Catastrophe bonds	44,403	50,503	124,430	153,205
Fund and direct private equity investments (1)	29,729	27,036	88,273	67,451
Cash and cash equivalents	8,407	12,045	28,990	35,488
	448,946	445,064	1,316,243	1,277,017
Investment expenses	(8,093)	(6,710)	(22,399)	(20,202)
Net investment income	$440,853	$438,354	$1,293,844	$1,256,815

Equity in earnings (losses) of other ventures (2)	$28,539	$12,551	$66,853	$50,712

Net realized and unrealized gains (losses) on investments (3)
Fixed maturity-related investments (4)	$(899,618)	$45,579	$(1,282,907)	$507,966
Equity-related investments (5)	(62,158)	85,104	7,708	146,633
Commodity-related investments (6)	335	143,568	(13,486)	294,412
Other investments
Catastrophe bonds	34,971	44,592	22,017	(9,837)
Fund and direct private equity investments (1)	46,627	(6,953)	86,540	55,376
Net realized and unrealized gains (losses) on investments	$(879,843)	$311,890	$(1,180,128)	$994,550
Total investment result (2)	$(410,451)	$762,795	$180,569	$2,302,077

Average invested assets	$36,202,069	$35,150,285	$35,912,221	$34,133,294

Net investment income return - annualized	5.0%	5.2%	4.9%	5.0%
Total investment return - annualized (2)	(4.4)%	9.0%	0.7%	9.2%
(1)In the fourth quarter of 2025, the Company revised the description of its “other equity investments” to “common stock” and its “other investments - other” to “other investments - fund and direct private equity investments.”
(2)In the fourth quarter of 2025, the Company revised its presentation of “total investment result” and “total investment return - annualized” to include equity in earnings (losses) of other ventures. Comparative information for the prior periods presented has been updated to conform to the current presentation.
(3)In the fourth quarter of 2025, the Company revised its presentation of “net realized and unrealized gains (losses) on investments” to show amounts based on net investment exposure, which takes into account related derivative impacts. Comparative information for the prior periods has been updated to conform to the current presentation.
(4)Includes fixed maturity investments and investment-related derivatives, which includes interest rate futures, credit default swaps and interest rate swaps.
(5)Includes equity investments and investment-related derivatives, which includes equity futures and warrants.
(6)Includes commodity-related derivatives, which includes commodity futures and commodity options.

Comments on Non-GAAP Financial Measures
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures within the meaning of Regulation G. The Company has provided certain of these financial measures in previous investor communications and the Company’s management believes that such measures are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies within or outside the industry. These measures may not, however, be comparable to similarly titled measures used by companies within or outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.
Operating Income (Loss) Available (Attributable) to RenaissanceRe Common Shareholders, Operating Income (Loss) Available (Attributable) to RenaissanceRe Common Shareholders per Common Share – Diluted and Operating Return on Average Common Equity - Annualized
The Company uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. “Operating income (loss) available (attributable) to RenaissanceRe common shareholders” as used herein differs from “net income (loss) available (attributable) to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of (1) net realized and unrealized gains and losses on investments, excluding other investments - catastrophe bonds, (2) net foreign exchange gains and losses, (3) expenses or revenues associated with acquisitions, dispositions and impairments, (4) acquisition related purchase accounting adjustments, (5) the Bermuda net deferred tax benefit recorded prior to the January 1, 2025 effective date of the Bermuda corporate income tax and the Bermuda deferred tax benefit resulting from Bermuda law changes enacted in 2025, (6) the income tax expense or benefit associated with these adjustments, and (7) the portion of these adjustments attributable to the Company’s redeemable noncontrolling interests. The Company also uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” to calculate “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized.”
The Company’s management believes that “operating income (loss) available (attributable) to RenaissanceRe common shareholders,” “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized” are useful to management and investors because they provide for better comparability and more accurately measure the Company’s results of operations and remove variability. Additionally, management believes that these measures provide a view of the Company’s underlying business that allows for better comparisons of the Company’s performance over time by focusing on the Company’s core business operations.
The following table is a reconciliation of: (1) net income (loss) available (attributable) to RenaissanceRe common shareholders to “operating income (loss) available (attributable) to RenaissanceRe common shareholders”; (2) net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted to “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted”; and (3) return on average common equity - annualized to “operating return on average common equity - annualized.”

	Three months ended		Nine months ended
(in thousands of United States Dollars, except per share amounts and percentages)	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$(161,384)	$907,667	$777,385	$1,895,321
Adjustment for:
Net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	914,814	(267,298)	1,202,145	(1,004,387)
Net foreign exchange losses (gains)	(831)	(877)	15,533	(2,209)
Expenses (revenues) associated with acquisitions, dispositions and impairments	3	1,952	6	5,384
Acquisition related purchase accounting adjustments (1)	22,707	43,083	68,120	146,966
Bermuda net deferred tax asset (2)	—	—	—	—
Income tax expense (benefit) (3)	(120,797)	39,255	(180,556)	135,611
Net income (loss) attributable to redeemable noncontrolling interests (4)	(141,953)	9,935	(231,776)	81,860
Operating income (loss) available (attributable) to RenaissanceRe common shareholders	$512,559	$733,717	$1,650,857	$1,258,546

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$(4.02)	$19.40	$18.39	$39.46
Adjustment for:
Net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	22.71	(5.81)	28.93	(21.25)
Net foreign exchange losses (gains)	(0.02)	(0.02)	0.37	(0.05)
Expenses (revenues) associated with acquisitions, dispositions and impairments	—	0.04	—	0.12
Acquisition related purchase accounting adjustments (1)	0.56	0.94	1.64	3.11
Bermuda net deferred tax asset (2)	—	—	—	—
Income tax expense (benefit) (3)	(3.00)	0.85	(4.34)	2.87
Net income (loss) attributable to redeemable noncontrolling interests (4)	(3.52)	0.22	(5.58)	1.73
Operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$12.71	$15.62	$39.41	$25.99

Return on average common equity - annualized	(6.0)%	34.9%	9.6%	25.1%
Adjustment for:
Net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	33.8%	(10.3)%	14.8%	(13.3)%
Net foreign exchange losses (gains)	—%	—%	0.2%	—%
Expenses (revenues) associated with acquisitions, dispositions and impairments	—%	—%	—%	0.1%
Acquisition related purchase accounting adjustments (1)	0.8%	1.7%	0.8%	1.9%
Bermuda net deferred tax asset (2)	—%	—%	—%	—%
Income tax expense (benefit) (3)	(4.5)%	1.5%	(2.2)%	1.8%
Net income (loss) attributable to redeemable noncontrolling interests (4)	(5.2)%	0.4%	(2.9)%	1.1%
Operating return on average common equity - annualized	18.9%	28.2%	20.3%	16.7%
(1)Represents the purchase accounting adjustments related to the amortization of acquisition related intangible assets, amortization (accretion) of value of business acquired (“VOBA”) and acquisition costs, and the fair value adjustments to the net reserves for claims and claim expenses for the three and nine months ended September 30, 2026 for the acquisitions of Validus of $21.0 million and $62.9 million (2025 - $40.7 million and $139.4 million); and TMR and Platinum of $1.8 million and $5.3 million (2025 - $2.4 million and $7.6 million).
(2)Represents the net deferred tax benefit related to the 15% Bermuda corporate income tax recorded prior to the January 1, 2025 effective date and the deferred tax benefit related to Bermuda law changes enacted in 2025.
(3)Represents the income tax expense or benefit associated with the adjustments to net income (loss) available (attributable) to RenaissanceRe common shareholders. The income tax impact is estimated by applying the statutory income tax rates of applicable jurisdictions, adjusted for relevant factors and other applicable income taxes.
(4)Represents the portion of the adjustments above that are attributable to the Company’s redeemable noncontrolling interests, including the income tax impact of those adjustments.

Tangible Book Value Per Common Share and Tangible Book Value Per Common Share Plus Accumulated Dividends
The Company has included in this Press Release “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” “Tangible book value per common share” is defined as book value per common share excluding per share amounts for (1) acquisition related goodwill and other intangible assets, (2) other goodwill and intangible assets, and (3) acquisition related purchase accounting adjustments. “Tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding per share amounts for (1) acquisition related goodwill and other intangible assets, (2) other goodwill and intangible assets, and (3) acquisition related purchase accounting adjustments, plus accumulated dividends.
The Company’s management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns by excluding the impact of goodwill and intangible assets and acquisition related purchase accounting adjustments to provide for better comparability and a more accurate measure of the Company’s underlying operations. The following table is a reconciliation of book value per common share to “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.”

	September 30, 2026	September 30, 2025
Book value per common share	$259.61	$231.23
Adjustment for:
Acquisition related goodwill and other intangible assets (1)	(14.38)	(14.01)
Other goodwill and intangible assets (2)	(0.21)	(0.19)
Acquisition related purchase accounting adjustments (3)	(2.51)	(2.46)
Tangible book value per common share	242.51	214.57
Adjustment for accumulated dividends	30.91	29.28
Tangible book value per common share plus accumulated dividends	$273.42	$243.85

Quarterly change in book value per common share (4)	(1.9)%	9.0%
Quarterly change in book value per common share plus change in accumulated dividends (4)	(1.8)%	9.2%
Quarterly change in tangible book value per common share plus change in accumulated dividends (4)	(1.9)%	10.3%
(1)Represents the acquired goodwill and other intangible assets at September 30, 2026, of $587.1 million (2025 - $651.3 million) for the acquisitions of Validus, TMR and Platinum of $362.8 million, $24.2 million and $200.1 million, respectively (2025 - $425.0 million, $25.2 million and $201.0 million, respectively).
(2)At September 30, 2026, the adjustment for other goodwill and intangible assets included $8.9 million (2025 - $8.9 million) of goodwill and other intangibles included in investments in other ventures, under equity method.
(3)Represents the purchase accounting adjustments related to the unamortized VOBA and acquisition costs, and the fair value adjustments to reserves at September 30, 2026 for the acquisitions of Validus, TMR and Platinum of $63.6 million, $39.2 million and $(0.5) million, respectively (2025 - $69.4 million, $45.7 million and $(0.6) million, respectively). As of December 31, 2025, the purchase accounting adjustments related to the VOBA were fully amortized.
(4)Represents the percentage change during the three months ended September 30, 2026, and September 30, 2025, respectively.

Adjusted Combined Ratio
The Company has included in this Press Release “adjusted combined ratio” for the Company, its reportable segments and certain classes of business. “Adjusted combined ratio” is defined as the combined ratio adjusted for the impact of acquisition related purchase accounting, which includes the amortization of acquisition related intangible assets, purchase accounting adjustments related to the amortization (accretion) of VOBA and acquisition costs, and the fair value adjustments to the net reserve for claims and claim expenses for the acquisitions of Validus, TMR and Platinum. The combined ratio is calculated as the sum of (1) net claims and claim expenses incurred, (2) acquisition expenses, and (3) operational expenses; divided by net premiums earned. The acquisition related purchase accounting adjustments impact net claims and claim expenses incurred and acquisition expenses. The Company’s management believes “adjusted combined ratio” is useful to management and investors because it provides for better comparability and more accurately measures the Company’s underlying underwriting performance. The following table is a reconciliation of combined ratio to “adjusted combined ratio.”

	Three months ended September 30, 2026
	Catastrophe	Other Property	Total Property	Casualty and Specialty	Total Underwriting Portfolio
Combined ratio	10.1%	64.6%	32.4%	110.6%	79.7%
Adjustment for acquisition related purchase accounting adjustments (1)	(1.5)%	(0.7)%	(1.1)%	(1.1)%	(1.1)%
Adjusted combined ratio	8.6%	63.9%	31.3%	109.5%	78.6%

	Three months ended September 30, 2025
	Catastrophe	Other Property	Total Property	Casualty and Specialty	Total Underwriting Portfolio
Combined ratio	(6.0)%	45.0%	15.5%	101.4%	68.4%
Adjustment for acquisition related purchase accounting adjustments (1)	(1.6)%	(0.8)%	(1.3)%	(2.1)%	(1.8)%
Adjusted combined ratio	(7.6)%	44.2%	14.2%	99.3%	66.6%
(1)Adjustment for acquisition related purchase accounting includes the amortization of the acquisition related intangible assets and purchase accounting adjustments related to the net amortization (accretion) of VOBA and acquisition costs, and the fair value adjustments to the net reserve for claims and claim expenses for the acquisitions of Validus, TMR and Platinum.